UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2012

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Company released the following press on October 15, 2012:

Single Touch Systems Inc., to Explore Strategic Options to Maximize Value of Intellectual Property

JERSEY CITY, N.J.--(BUSINESS WIRE)-- Single Touch Systems Inc. (OTC BB: SITO), a technology based mobile media solutions provider that enables businesses, advertisers and brands to easily connect with customers through its patented technologies, announced today that its Board of Directors has authorized management to begin meeting with investment bankers for the purpose of maximizing the value of its intellectual property for the benefit of the company and its shareholders.

About Single Touch Systems, Inc.

Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Contact:
KCSA Strategic Communications
Jeffrey Goldberger, 212-896-1249
jgoldberger@kcsa.com
or
Rob Fink, 212-896-1206
rfink@kcsa.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       October 15, 2012

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President